SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549



                             FORM 8-K

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the

                 Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 29, 2000



                     McMoRan Exploration Co.

   Delaware                 001-07791             72-1424200
(State or other            (Commission           (IRS Employer
jurisdiction of            File Number)          Identification
incorporation or                                    Number)
 organization)
                       1615 Poydras Street
                  New Orleans, Louisiana  70112

 Registrant's telephone number, including area code:  (504) 582-4000


Item 5.   Other Events.

McMoRan Exploration Co. announces the following exploration drilling update:

We have acquired an additional partner in our Vermilion Blocks 144/145 exploration prospect. The partner has a 25 percent working interest and has paid us $2.2 million representing reimbursement of previously incurred costs. A drilling rig is currently at the location and preparing to begin drilling operations. The rig will drill the final 3,000 feet of an exploratory test well that was temporarily suspended at a depth
of 15,000 feet earlier this year.   We are the operator of the
prospect.

We own a 47.5 percent working interest and 38.2 percent net revenue interest in the Vermilion 144/145 prospect. The Vermilion 144/145 prospect is located in 90 feet of water in the Gulf of Mexico, approximately 40 miles offshore Louisiana. We own interests in a total of approximately 22,000 acres in 5 OCS blocks in the immediate area of the prospect, including Vermilion Blocks 159/160, where we operate 3 wells with aggregate daily production of approximately 25 million cubic feet of natural gas per day (MMCF) and 600 barrels of oil. Our share of daily production approximates 11 MMCF and 250 barrels of oil.
Aggregate production from our Vermilion 159/160 wells to date has been approximately 59.3 billion cubic feet of natural gas and 1.8 million barrels of oil.

We expect to commence drilling operations at our Eugene Island 96/97/109-shallow exploration prospect within one week. The Eugene Island 96/97/109-shallow prospect is in 27 feet of water in the Gulf of Mexico, approximately 30 miles offshore Louisiana.
 We own a 38 percent working interest and 27.4 percent net revenue interest in the prospect. The well is expected to be drilled to a total measured depth of approximately 15,400 feet.
 A separate prospect at a greater depth has been identified on this acreage, as previously disclosed.

As previously reported, drilling is underway at our State Lease 16033 #1 exploratory well, located offshore Louisiana in 17 feet of water on a 2,788 acre tract within Grand Isle Block 2/West Delta Blocks 1/12/13. We own a 47.5 percent working interest and a 32.1 percent net revenue interest in the prospect. The well is expected to be drilled to a total measured depth of approximately 20,700 feet.

Under our previously announced alliance with Halliburton Company, it has the right to participate in a discovery by paying 20 percent of our acquisition, exploration and development costs and receiving 20 percent of our net revenues until payout, after which Halliburton would receive 6 percent.

Cautionary Statement: This report contains forward-looking statements in which we discuss actors and events that we believe may affect our performance in the future. Forward-looking statements are all statements other than historical facts, such as statements regarding our planned exploration drilling and production activities. Important factors that might cause future results to differ from these forward-looking statements include drilling risks, the market value of oil and gas, uncertainties in interpreting engineering data, industry risks and other factors described in our most recent Form 10-K and subsequent Forms 10-Q filed with the SEC.

                            SIGNATURE
                       ------------------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                              McMoRan Exploration Co.

                              By:  /s/ C. Donald Whitmire Jr.
                                   ------------------------------
                                       C. Donald Whitmire, Jr.
                                    Vice President & Controller -
                                         Financial Reporting
                                     (authorized signatory and
                                    Principal Accounting Officer)

Date:  September 29, 2000